Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

VAALCO ENERGY, INC.

(Originally incorporated February 28, 1989

under the name Gladstone Resources Ltd.)

Article One

The name of the corporation is VAALCO Energy, Inc.

Article Two

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

Article Three

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article Four

The aggregate number of shares which the corporation has authority to issue is 50,500,000, of which 50,000,000 shares shall be a class designated, as Common Stock with a par value of $0.10 per share, and 500,000 shares shall be a class designated as Preferred Stock with a par value of $25.00 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of Preferred Stock in series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)   The number of shares constituting that series and the distinctive designation of that series;

(b)   The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)   Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)   Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:01 AM 09/24/1997
FILED 10:01 AM 09/24/1997
SRV 971320817 – 2188793 FILE

(f)   Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)   The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h)   Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Article Five

Section 1.   No Written Ballot. Directors need not be elected by written ballot unless required by the bylaws of the corporation.

Section 2.   Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of Article Four hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to the bylaws; provided that such number shall not be less than three nor more than fifteen. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, each as nearly equal in number as possible, as shall be provided in the manner specified in the bylaws, one class (Class I) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1994, another class (Class II) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, and another class (Class III) to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election.

Section 3.   Removal of Directors. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the corporation in a manner of substantial importance to the corporation and such adjudication is no longer subject to direct appeal; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the corporation, and such adjudication is no longer subject to direct appeal. Any action for removal must be brought within three months of the date on which such conviction or adjudication is no longer subject to direct appeal.

Section 4.   Bylaw Amendments. The Board of Directors shall have power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide). Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the bylaws shall not be altered, amended or repealed by action of the stockholders and no provision inconsistent therewith shall be adopted by the stockholders without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.   Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article Five or any provision hereof.

Article Six

Section 1.   Vote Required for Certain Actions. In addition to any affirmative vote required by law or this Certificate of Incorporation, unless approved by a majority of the Continuing Directors (as hereinafter defined), the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required for the approval or authorization of (i) any merger or consolidation of the corporation with or into another corporation, (ii) any share exchange with the corporation, (iii) the adoption of any plan or proposal for the liquidation, dissolution or reorganization of the corporation and (iv) any sale, lease or other disposition of all or substantially all the assets of the corporation (on a consolidated basis). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

Section 2.   Continuing Directors. For purposes of this Article Six, the term “Continuing Directors” shall mean (i) any member of the Board of Directors of the corporation as of December 31, 1992, (ii) any new director who is proposed to be a director of the corporation by a majority of the Continuing Directors then on the Board of Directors of the corporation and (iii) any successor of a Continuing Director who is recommended to succeed a Continuing Director by majority of the Continuing Directors then on the Board of Directors of the corporation.

Section 3.   Amendment. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Six.

Article Seven

The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation. All rights conferred upon stockholders herein are granted subject to this reservation.

Article Eight

No director shall personally be liable to the corporation or the stockholders for monetary damages for any breach of his fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law or other applicable law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law or such other applicable law, as so amended. Any repeal or modification of this article by the stockholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

In Witness Whereof, this Restated Certificate of Incorporation, which (i) restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation, as heretofore amended, and (ii) except in accordance with Section 245 of the General Corporation Laws of the State of Delaware, contains no discrepancy between the Corporation’s Certificate of Incorporation, as heretofore amended, and the provisions of this Restated Certificate of Incorporation, having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Laws of the State of Delaware, has been executed this 15th day of September, 1997 by W. RUSSELL SCHEIRMAN, its authorized officer.

/s/ W. RUSSELL SCHEIRMAN
Title: PRESIDENT

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 06/25/1998
981246945 – 2188793

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF VAALCO ENERGY, INC.

VAALCO Energy, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

I.        That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling a meeting of stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows;

“RESOLVED FURTHER, that to increase the authorized shares of the Corporation’s Common Stock from 50,000,000 shares to 100,000,000 shares the Certificate of Incorporation of the Corporation shall be amended by deleting the first paragraph of Article Four and substituting thereof the following as the first paragraph of Article Four:

The aggregate number of shares which the Corporation has authority to issue is 100,500,000 of which 100,000,000 shares shall be a class designated as Common Stock with a par value of $.10 per share, and 500,000 shares shall be a class designated as Preferred Stock with a par value of $25.00 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of Preferred Stock in series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.”

II.        That pursuant to resolutions of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held on June 24, 1998, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

III.        That said amendment was duly adopted and in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, VAALCO Energy, Inc. has caused this Certificate to be signed by W. Russell Scheirman, an authorized officer, this 24th day of June, 1998.

VAALCO Energy, Inc.
/s/ W. Russell Scheirman
W. Russell Scheirman, President, Chief
Financial Officer and Director

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 05/07/2014
FILED 01:26 PM 05/07/2014
SRV 140580914 – 2188793 FILE

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

VAALCO ENERGY, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

VAALCO Energy, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows;

FIRST: That the Restated Certificate of Incorporation was filed on September 24, 1997 with the Secretary of State of the State of Delaware, as further amended by an amendment filed on June 25, 1998.

SECOND: The amendment effected hereby was duly authorized by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL and shall be executed, acknowledged and filed in accordance with Section 103 of the DGCL.

THIRD: That Section 2 of Article Five of the Corporation’s Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as set forth below:

“SECTION 2. NUMBER, ELECTION AND TERMS OF DIRECTORS. Except as otherwise fixed pursuant to the provisions of Article Four hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to the bylaws; provided that such number shall not be less than three nor more than fifteen. Until the date of the 2010 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, each as nearly equal in number as possible. From and after the date of the 2010 annual meeting of stockholders, the Board of Directors shall not be classified and directors shall be elected at each annual meeting for a one-year term expiring at the next annual meeting.”

FOURTH. This Amendment shall be effective upon the filing hereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name effective the 3rd day of June, 2009.

VAALCO ENERGY, INC.
By:	/s/ Gayla M. Cutrer
Gayla M. Cutrer
Executive Vice President